Exhibit 6(b)



                                 BANK AFFILIATED
                            SELECTED DEALER AGREEMENT


Dear Sirs:

         We are the principal underwriter of Forum Funds ("Forum Funds") and distribute shares of certain of the separate investment portfolios of Forum Funds (each a "Fund" and collectively the "Funds") at their net asset value plus applicable sales charges pursuant to our Distribution Services Agreement with Forum Funds. We hereby invite you to participate as a principal in the distribution of shares of the Funds upon the following terms and conditions:

         1. You are to offer and sell shares of a Fund only at the public offering price which shall be currently in effect in accordance with the terms of the then current prospectus of the Fund. You agree to make available, under an agency relationship with your customers, shares of the Funds. All orders are subject to acceptance by us and become effective only upon confirmation by us.

         2. On each purchase of shares by you from us, the total sales charge and discount to selected dealers shall be as stated in the Fund's then current prospectus. Such sales charge and discount are subject to reductions under a variety of circumstances as described in the Fund's then current prospectus. To obtain these reductions, we must be notified when a sale takes place that would qualify for the reduced charge. There is no sales charge or discount to selected dealers on the reinvestment of dividends or distributions.

         3. With respect to any and all transactions in the shares of a Fund pursuant to this Agreement, it is understood and agreed that:

         (a) You shall be acting solely as agent for the account of your customer.

         (b) Each transaction shall be initiated solely upon the order of your customer.

         (c) We shall execute transactions only upon receiving instructions from you acting as agent for your customer.

         (d) As between you and your customer, the customer will have full beneficial ownership of all Fund shares.

         (e) Each transaction shall be for the account of your customer and not for your own account.

         Each transaction shall be without recourse to you provided that you act in accordance with this Agreement. You represent and warrant to us that you will have full right, power and authority to effect transactions (including, without limitation, any purchases and redemptions) in Fund shares on behalf of all customer accounts provided by you to us or to a Fund's transfer agent.

         4. All orders for the purchase of a Fund's shares shall be executed at the then current public offering price per share (i.e., the net asset value plus the applicable sales load, if any) and all orders for the redemption of a Fund's shares shall be executed at the net asset value per share, in each case as described in the Fund's then current prospectus. A Fund's minimum initial purchase order and minimum subsequent purchase order (if any) shall be as set forth in the Fund's then current prospectus. All orders are subject to acceptance or rejection at our sole discretion. Unless otherwise mutually agreed in writing, each transaction shall be promptly confirmed in writing directly to the customer on a fully disclosed basis and a copy of each confirmation shall be sent simultaneously to you. We reserve the right, at our discretion and without notice, to suspend the sale of shares or withdraw entirely the sale of shares of any or all of the Funds.

         5. You agree that you shall not make shares available to your customers except in compliance with all applicable federal and state laws and the rules and regulations of applicable regulatory agencies or authorities. You agree that you shall not purchase any Fund shares, as agent for any customer, unless you deliver or cause to be delivered to the customer, at or prior to the time of purchase, a copy of the then current prospectus of the Fund, or unless the customer has acknowledged receipt of such prospectus. You further agree to obtain from each customer for whom you act as agent for the purchase of Fund shares any taxpayer identification certification required under the Internal Revenue Code of 1986 (the "Code"), and the regulations promulgated thereunder, and to provide us or our designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding in accordance with the Code and the regulations promulgated thereunder. Unless otherwise mutually agreed in writing, you shall deliver or cause to be delivered to each of the customers who purchases shares of any Fund through you pursuant to this Agreement copies of all annual and interim reports, proxy solicitation materials and any other information and materials relating to the Fund and prepared by or on behalf of us, the Fund or its investment adviser, custodian or transfer agent for distribution to each such customer. We agree to supply you with copies of the Prospectus, annual reports, interim reports, proxy solicitation materials and any such other information and materials in reasonable quantities upon request.

         6. Both parties represent that they are a member of the National Association of Securities Dealers, Inc. and both parties agree to abide by the Rules of Fair Practice of such Association.

         7. This Agreement is in all respects subject to Rule 26 of the Rules of Fair Practice of the National Association of Securities Dealers, Inc. which shall control any provisions to the contrary in this Agreement.

         8. You agree to pay for purchase orders for any Fund shares from you as agent for your customers in accordance with the terms of the prospectus of the applicable Fund. On or before settlement date of each purchase order for shares of any Fund, you shall either (i) remit to an account designated by us an amount equal to the then current public offering price of such Fund being purchased less your reallowance, if any, with respect to such purchase order in accordance with the applicable Fund's then current prospectus, or (ii) remit to any account designated by us an amount equal to the then current public offering price of the shares of such Fund being purchased without deduction for your reallowance, if any, with respect to such purchase order in accordance with the applicable Fund's then current prospectus, in which case your reallowance, if any, shall be payable by us to you on a monthly basis. If payment for any purchase order is not received in accordance with the applicable Fund's then current prospectus, we reserve the right, without notice, to cancel the sale and to hold you responsible for any loss sustained as a result thereof.

         If any shares sold by you as agent for your customers under the terms of this Agreement are sold with a sales load and are redeemed for the account of the Fund or are tendered for redemption within seven days after the confirmation of your purchase order for such shares, you shall forthwith pay to the Fund the portion of the sales load which had been retained by you.

         9. You will not offer or sell any of the shares except under circumstances that will result in compliance with the applicable federal and state securities laws, including any applicable requirements to deliver confirmations to your customers, and in connection with sales and offers to sell shares you will furnish to each person to whom any such sale or offer is made, a copy of the Fund's then current prospectus. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us herein. Nothing herein contained however, shall be deemed to be a condition, stipulation or provision binding any persons acquiring any securities to waive compliance with any provision of the Securities Act of 1933, the Securities Exchange Act of 1934 or the Rules and Regulations of the Securities and Exchange Commission or to relieve the parties hereto from any liability arising under the Securities Act of 1933. We shall advise you as to the states or other jurisdictions in which shares of the Fund have been qualified for sale under, or are exempt from the requirements of, the respective securities laws of such states and jurisdictions.

         10. No person is authorized to make any representations concerning shares of a Fund except those contained in the Fund's then current prospectus and printed information issued by the Fund or by us as information supplemental to the prospectus. We shall supply you with prospectuses, reasonable quantities of supplemental sales literature and additional information as issued or as requested by you. You agree not to use other advertising or sales material relating to a Fund unless approved in writing by us in advance of such use. Any printed information furnished by us other than the then current prospectus, periodic reports and proxy solicitation materials are our sole responsibility and are not the responsibility of the Fund and you agree that the Fund shall have no liability or responsibility to you in these respects unless expressly assumed in connection therewith. You shall have no responsibility with regard to the accuracy or completeness of any of the printed information furnished by us and you shall be held harmless from and against any cost or loss arising therefrom.

         11. Either party to this Agreement may cancel this Agreement by giving written notice to the other. Such notice shall be deemed to have been given on the date on which it was either delivered personally to the other party or any officer or member thereof or was mailed postpaid or delivered in a telegraph office for transmission to the other party at his or its address as shown below. This Agreement may be amended by us at any time, any such amendment to be effective upon delivery to you, and your placing of an order after the effective date of any such amendment shall constitute your acceptance thereof.

         12. This Agreement shall be construed in accordance with the laws of the State of New York and shall be binding upon both parties hereto when signed by us and accepted by you in the space provided below.


                                                 Very truly yours,

                                                 FORUM FINANCIAL SERVICES, INC.
                                                 Two Portland Square
                                                 Portland, Maine 04101



                                                 By:      /S/John Y. Keffer
                                                     --------------------------
                                                              John Y. Keffer
                                                              President


Firm Name_________________________________________________________________

Address___________________________________________________________________

City_________________________________ State _________ Zip Code____________


ACCEPTED BY (signature)


Name (print)___________________________________ Title _____________________

Date _____________________________